PURCHASE AGREEMENT

This AGREEMENT (the Agreement) is entered into as of the 15th day of July 1998 by and among, Millenia Hope Inc., incorporated under the laws of the State of Delaware, United States of America and domiciled at 333 West Wacker Drive, Chicago Illinois, USA ("Millenia" or "Purchaser") and Giuseppe Bertelli Motta and Silvio Rossi unincorporated individuals domiciled in Rome Italy (`Motta and Rossi" or "Seller".

Whereas Motta and Rossi have done extensive research on the malarial virus pursuant to their patenting an anti-malarial drug.

Whereas Millenia is desirous to purchase the research data in its entirety including but not exclusive of intellectual rights, applications and their derivatives, priority rights, rights of commerce etc.

Now  therefore,   in  consideration  of  the  covenants  and  agreements  herein contained, the parties agree as follows:

1. That Motta and Rossi has agreed to sell all of the above research data and any other rights, commercial or non-commercial, to Milenia for $300,000 US. This price will include all research and development costs, legal fees, or other professional fees etc. It is agreed by both parties that the above list is not exclusionary and that the payment of $3000,000 is full and final payment for all rights to use the research data in any manner that Millenia chooses.
2. Seller hereby absolutely and unconditionally represents and warrants that there are no debts, liens or charges attached to their research whether via lien or accounts payable and that they will personally indemnify the corporation should such debts arise. That seller is the sole owner of the property being sold.

3. That Motta and Rossi has designated Pierre and Finance of Geneva, Switzerland to be their escrow agent in this transaction.

4. That pursuant to the signing of this contract Motta and Rossi will transfer all rights as indicated above to Millenia subject to the full payment price being received by their fiduciary agent as outlined below.

5. That, as integral part of this agreement Motta and Rossi agree not to attempt to duplicate, copy, or replicate or through any means recreate the reseach data or other similar in usage or one that serves a like purpose except at the specific behest of Millenia for a period of 15 years from the date of signing of this agreement.

6. That it is agreed that Motta and Rossi will receive $44,400 US for 6 years and a final 7th year payments of $33,600 US and that the outstanding balance shall bear no interest.

7. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained and no amendment or modification of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto or their respective successors. This Agreement supersedes all prior written or verbal agreements or understandings between Seller and Purchaser.

8. No waiver of any provision of, or any breach or default of this Agreement, shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

9. Tha validity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be constructed in all respects as if such invalid or unenforceable provisions were omitted.

10. Each party to this Agreement will, at the request of the other, execute and deliver to such other party all further endorsements and documents as such other party or shall reasonably request in order to consummate and perfect the transactions contemplated by this Agreement.

11. This Agreement may be executed in two or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto.

12. Any notice of other communication permitted or required to be given hereunder shall be writing and shall be deemed to have been given upon
         (i) mailing by first class registered mail or certified mail, return receipt requested and postage prepaid, (ii) personal delivery, (iii) delivery by Federal Express or other overnight courier or (iv) delivery by telefax (with a copy sent by any one of the other three methods specified above), in each case addressed to the parties as set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                                        Millenia Hope Inc.


                                                     By:________________________
                                                        Name: Leonard Stella
                                                        Title: President

                                                        Giuseppe Bertelli Motta




                                               By:______________________________
                                                  Name: Giuseppe Bertelli Motta

                                                        Silvio Rossi



                                               By:______________________________
                                                  Name: Silvio Rossi

13. This agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained and no amendment or modification of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto or their respective successors. This Agreement supersedes all prior written or verbal agreements or understandings between Seller and Purchaser.

14. No waiver of any provision of, or any breach or default of the Agreement, shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

15. The validity or unenforceability of any particular provision of this Agreement shall not affect the other provicions hereof, and this Agreement shall be constructed in all respects as if such invalid or unenforceable provisions were omitted

16. Each party to this Agreement will, at the request of the other, execute and deliver to such other party all further endorsements and documents as such other party or shall reasonably request in order to consummate and perfect the transaction contemplated by this Agreement.

17. This Agreement may be executed in two or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto.

18. Any notice of other communication permitted or required to be given hereunder shall be deemed to have been given upon (i) mailing by first class registered mail or certified mail, return receipt requested and postage prepaid (ii) personal delivery, (iii) delivery by Federal Express or other overnight courier or (iv) delivery by telefax (with a copy by any one of the other three methods specified above), in each case addressed to the parties as set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                                      Millenia Hope Inc.


                                                   By:__________________________
                                                      Name: Leonard Stella
                                                      Title: President

                                                      Silvio Rossi



                                                   By:__________________________
                                                       Name: Silvio Rossi